Exhibit (a)(7)


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                                                      PRESS RELEASE
                                                      FOR IMMEDIATE RELEASE



MacKenzie Patterson, Inc.
1640 School Street, Suite 100
Moraga, California 94556
Telephone: 925-631-9100

June 27, 2002


           MACKENZIE PATTERSON, INC.; MP INCOME FUND 18, LLC; MP INCOME FUND 17, LLC; MP FALCON FUND, LLC; MP FALCON GROWTH FUND, LLC; MP FALCON GROWTH FUND 2, LLC; MACKENZIE FUND VI, L.P.; MACKENZIE PATTERSON SPECIAL FUND 3, L.P.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND I, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; MACKENZIE SPECIFIED INCOME FUND, L.P.; AND MP DEWAAY FUND, LLC (the "Bidders") have extended the expiration date of their tender offer for Units of limited partnership interest (the "Units") in each of DSI REALTY INCOME FUND VI, a California Limited Partnership; DSI REALTY INCOME FUND VII, a California Limited Partnership; DSI REALTY INCOME FUND VIII, a California Limited Partnership; DSI REALTY INCOME FUND IX, a California Limited Partnership; and DSI REALTY INCOME FUND XI, a California Limited Partnership (the "Partnerships"). The expiration date has been extended through July 22, 2002, and the Offer Prices have been increased to the following:

As of the date hereof, Units have been tendered by securities holders and not withdrawn as follows:

DSI REALTY INCOME FUND VI - 2 sellers, one for 4 Units and one for "all of the Units held by (seller)"
DSI REALTY INCOME FUND VII - none
DSI REALTY INCOME FUND VIII - 2 sellers, one for 4 Units and one for "all of the Units held by (seller)"
DSI REALTY INCOME FUND IX - 1 seller for "all of the Units held by (seller)"
DSI REALTY INCOME FUND XI - 1 seller for "all of the Units held by (seller)"

Bidders cannot determine the number of Units included in tenders by those sellers who tendered "all of the Units held by (seller)" because they have been unable to obtain this information from the issuers. The number of Units may not be available until the Units are submitted to the issuers for transfer and confirmation of ownership. No other Units have been tendered to date.

         For further information, contact Christine Simpson at the above telephone number.